Exhibit 10.2

REVOLVING INTERCOMPANY NOTE

UP TO $[●]

[•], 2025

FOR VALUE RECEIVED, FBRED-C Feeder REIT Trust, a Maryland statutory trust (the “Borrower”), hereby promises to pay to the order of Franklin BSP Real Estate Debt Cayman Access Fund (FBRED-C), L.P., a Cayman exempted limited partnership, or its permitted assigns (the “Lender”), on the Maturity Date (or earlier upon acceleration pursuant to Section 6 or as provided in Section 4), the amount as shall have been advanced and shall be outstanding hereunder, together with interest thereon pursuant to Section 3.

1.              Definitions. Except as the context otherwise requires, the following capitalized terms are used in this Revolving Intercompany Note (this “Note”) with the meanings set forth in this Section 1:

“Advance” is defined in Section 2.

“Borrower” is defined in the preamble to this Note.

“Borrowing Notice” is defined in Section 2.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Event of Default” is defined in Section 6.

“Lender” is defined in the preamble to this Note.

“Maturity Date” means [•], 2030 as such date may be extended pursuant to Section 11.1.

“Note” is defined in Section 1.

“Register” is defined in Section 11.3.

“Revolving Credit Rate” means a rate equal to nine percent (9%).

“Senior Indebtedness” means all payment obligations (whether now outstanding or hereafter incurred) of the Borrower in respect of (a) indebtedness of the Borrower (including, without limitation, in respect of any guaranty of any indebtedness of any of its subsidiaries) under any credit facility or other debt security of the Borrower or any of its subsidiaries, (b) interest (including default interest) and premium on the indebtedness referred to in clause (a) above, (c) fees and commissions (including commitment, agency and letter of credit fees and commissions) payable pursuant to any agreements governing the indebtedness referred to in clause (a) above, (d) all other payment obligations (including costs, expenses, penalties, indemnifications, damages, liabilities and other obligations of the Borrower or any of its subsidiaries) owing under or arising pursuant to any agreements governing the indebtedness referred to in clause (a) above and (e) post-petition interest on the indebtedness referred to in clauses (a) through (d) above accruing subsequent to the commencement of a proceeding under the United States Bankruptcy Code (whether or not such interest is allowed as a claim in such proceeding).

“Senior Indebtedness Payment Event” is defined in Section 9.1.3.

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Amended and Restated Agreement of Exempted Limited Partnership of the Lender, dated as of [•], 2025.

2.              Principal Provisions. The Borrower may request advances (each, an “Advance”) from the Lender hereunder from time to time, provided that in no event shall the Lender provide an Advance to the Borrower if, immediately after giving pro forma effect to the borrowing thereof, (i) the ratio of total debt of the Borrower to total capital of the Borrower exceeds seventy and seven-tenths percent (70.7%). The Borrower shall make such requests by submitting to the Lender a notice of borrowing substantially in the form of Exhibit A hereto (a “Borrowing Notice”). The making of Advances shall be at the sole discretion of the Lender. All Advances made by the Lender and all repayments of the principal thereof shall be recorded by the Lender, and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each loan then outstanding shall be endorsed by the Lender, on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under this Note.

3.              Interest Provisions. Interest shall accrue from and after the date of each Advance to the date of repayment and shall be computed on the basis of the actual number of days elapsed and a year consisting of 365 days. Interest on the aggregate principal balance hereunder outstanding from time to time shall be payable monthly, beginning with the calendar month immediately following the month in which the initial Advance is made, at a rate equal to the Revolving Credit Rate.

4.              Payments.

4.1            The total amount of unpaid principal and accrued interest hereunder shall be due and payable on the Maturity Date (or upon the earlier acceleration thereof pursuant to Section 6 or as provided in this Section 4). The Borrower shall have the right, at any time and from time to time, to prepay all or a portion of the unpaid principal amount or accrued interest hereunder, in each case, without premium or penalty. All payments under this Note shall be made in immediately available United States dollars at such location within the United States of America as the Lender may from time to time designate, without offset, counterclaim or deduction of any kind. If any payment hereunder becomes due and payable on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day.

4.2            If any portion of a payment required under this Note is ten (10) days or more past due, other than the payment of the balance due at Maturity, the Borrower shall pay a late charge of five percent (5%) of the amount which is past due, and any and all amounts ten (10) days or more past due shall accrue interest at a rate which is the lesser of: (i) the maximum rate permissible under law, or (ii) four percent (4%) over the rate otherwise specified in Section 3 of this Note, non-compounding simple interest, prorated for any partial year and computed on a 365-day per year basis and in each case such additional payments shall be immediately due and payable without notice or demand.

5.              Representations and Warranties. The Borrower hereby represents and warrants to the Lender that this Note has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors rights generally and to general principles of equity. No consent of any other party, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency, is required in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability, of this Note, other than such as have been met or obtained or as will not have a material adverse effect by not being met or obtained. The execution, delivery and performance of this Note and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto will not violate in any material respect (a) any provision of any existing law or regulation; (b) any order or decree of any court, regulatory body or administrative agency of competent jurisdiction; (c) the constitutive or governing documents of the Borrower or (d) any material mortgage, indenture, contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

6.              Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

6.1            The Borrower shall fail to pay (a) any principal on the applicable due date hereunder or (b) any interest or other amount payable hereunder within five days of the applicable due date hereunder;

6.2            Any representation or warranty made by the Borrower in this Note or any Borrowing Notice delivered pursuant hereto shall be false or misleading in any material respect when made;

6.3            This Note shall at any time cease to be valid and binding or in full force and effect (other than upon full satisfaction or repayment in accordance with the terms hereof);

6.4            The Borrower shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts generally as they mature, (c) make a general assignment for the benefit of itself or any of its creditors, (d) be dissolved or liquidated, (e) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (f) take any action for the purpose of effecting any of the foregoing; or

6.5            Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Borrower, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced, or an order for relief shall be entered in any such proceeding, or any such proceeding shall not be dismissed or discharged within 45 days of commencement.

Upon the occurrence of any Event of Default (other than an Event of Default under Section 6.4 or Section 6.5) and at any time thereafter during the continuance of such Event of Default, the Lender, by written notice to the Borrower, may declare the unpaid principal amount hereunder, and any accrued and unpaid interest thereon, immediately due and payable. Upon the occurrence of any Event of Default described in Section 6.4 or Section 6.5, immediately and without notice, the unpaid principal amount hereunder, and any accrued and unpaid interest thereon, shall automatically become immediately due and payable.

7.              Waivers. The Borrower hereby waives presentment, demand, protest and notice of any kind in connection with this Note.

8.              Maximum Interest Rate. Neither the Borrower nor any other party hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this Section 8 shall control over all provisions of this Note which may be in apparent conflict herewith. In the event that the Lender shall collect monies which are deemed to constitute interest and which would increase the effective rate of this Note to a rate in excess of that permitted by applicable law to be charged, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the Lender, be either immediately returned to the Borrower or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be applicable.

9.              Subordination.

9.1            Anything contained in this Note to the contrary notwithstanding, the indebtedness and other obligations evidenced by this Note shall be subordinate in right of payment to all Senior Indebtedness, to the extent and in the manner set forth in this Section 9.

9.1.1            In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Borrower, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full before any payment on account of principal or interest is made under this Note.

9.1.2            In any of the proceedings referred to in Section 9.1.1, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof unless and until all Senior Indebtedness shall have been paid in full.

9.1.3            No payment shall be made, directly or indirectly, on account of this Note following the final maturity of any Senior Indebtedness, whether by lapse of time, acceleration (unless waived) or otherwise (such event, a “Senior Indebtedness Payment Event”), unless and until such Senior Indebtedness shall have been paid in full; provided that, notwithstanding anything in this Section 9.1.3 to the contrary, an Event of Default pursuant to Section 6.1 shall exist if the total amount of unpaid principal and accrued interest hereunder is not paid on the Maturity Date (after giving effect to the cure period set forth in clause (b) of Section 6.1), regardless of the existence of a Senior Indebtedness Payment Event on the Maturity Date.

9.2            If any payment or distribution shall have been received by the Lender in contravention of Section 9.1, such payment or distribution shall be held by the Lender in trust for the benefit of, and shall be paid over or delivered to, the holders of any Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full.

9.3            Subject to the payment in full of all Senior Indebtedness in accordance with this Section 9, the Lender shall be subrogated to the rights of the holders of any Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to such holders until the principal of, and interest on, this Note shall be paid in full, and, as between the Borrower, its creditors, other than the holders of any Senior Indebtedness, and the Lender, no such payment or distribution made to the holders of any Senior Indebtedness by virtue of this Section 9 which would otherwise have been made to the Lender shall be deemed a payment by the Borrower on account of such Senior Indebtedness, it being understood that the provisions of this Section 9 are and are intended solely for the purpose of defining the relative rights of the Lender, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Subject to the rights under this Section 9, if any, of any holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the Lender, nothing herein shall either impair, as between the Borrower and the Lender, the obligation of the Borrower, which is unconditional and absolute, to pay the Lender the principal and accrued interest hereunder in accordance with the terms and provisions of this Note or prevent the Lender from exercising all remedies otherwise permitted by applicable law or upon default hereunder.

10.            Portfolio Interest Exemption. Lender represents to Borrower, and Borrower agrees to rely upon such representation, that, as of the date hereof, amounts treated as interest for U.S. federal income tax purposes under the Note are intended to qualify as “portfolio interest” under Sections 871(h) and 881(c) of the Code, provided that sufficient documentation and certifications are provided to support such treatment. Lender shall provide, upon the reasonable request of Borrower, any form, certificate, affidavit, document, or declaration required to establish a right to the benefit of an applicable tax treaty or an exemption from or reduced rate of withholding, income or similar taxes, or in connection with an application for a refund of withholding, income or other taxes, including, without limitation, under Section 871, 881, 897, 1441-1442, 1445-1446, or 1471-1474 of the Code.

11.            Miscellaneous.

11.1            Extension or Modification. This Note may be extended or modified only by written agreement between the Borrower and the Lender.

11.2            Successors and Assigns. This Note shall be binding upon and inure to the benefit of the successors and permitted assigns of the Borrower and the Lender.

11.3            Register. The Borrower shall maintain, at its principal place of business, a register for the recordation of the name and address of the Lender and its successors and permitted assigns and the total amount of unpaid principal and accrued interest hereunder from time to time (the “Register”). In the event of an assignment of this Note in whole or in part, upon its receipt of a written notification from the Lender setting forth the name and address of the assignee and the amount of this Note so assigned (and delivering together therewith the note issued to the Lender), the Borrower shall record the information contained therein in the Register. Failure to make any such recordation, or any error in any such recordation, shall not affect the Borrower’s obligations in respect of this Note. The entries in the Register shall be conclusive, absent manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Note. The Register shall be available for inspection by the Lender at any reasonable time and from time to time upon reasonable prior notice.

11.4            Third Party Beneficiaries. Nothing in this Note shall be deemed or construed to give any Person, other than the Borrower and the Lender and their respective successors and permitted assigns, any legal or equitable rights hereunder; provided that the holders of any Senior Indebtedness are intended third party beneficiaries of the provisions of Section 9.

11.5            Severability. Wherever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but, if any provision of this Note shall be prohibited by or be invalid under applicable law, such provision shall be severable and ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Note.

11.6            Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile or electronic (e.g., .pdf) transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address specified below or to such other address, facsimile number or electronic mail address as shall be designated by the applicable party hereto in a notice to the other party hereto:

If to the Borrower,

FBRED-C Feeder REIT Trust

c/o Benefit Street Partners L.L.C.

One Madison Avenue, Suite 1600

New York, New York 10010

Facsimile: 212-588-6770

Email:

Attn: Jerome Baglien

If to the Lender,

Franklin BSP Real Estate Debt Cayman Access Fund (FBRED-C), L.P.

c/o Benefit Street Partners L.L.C.

One Madison Avenue, Suite 1600

New York, New York 10010

Facsimile: 212-588-6770

Email:

Attn: Jerome Baglien

All notices and other communications hereunder shall be deemed to be given or made upon the earlier to occur of (a) actual receipt by the relevant party hereto and (b) (i) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (ii) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (iii) if delivered by facsimile, when sent and receipt has been confirmed by telephone and (iv) if delivered by electronic mail, when delivered, unless any such notice or communication is not so received by the Lender during the normal business hours of the Lender, in which case such notice or communication shall be deemed delivered at the opening of business on the next Business Day.

11.7          Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

11.8          Miscellaneous.

11.8.1            The rights, powers and remedies given to the Lender hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to the Lender by law or in equity against the Borrower.

11.8.2            Any forbearance of or failure or delay in exercising any right, power or remedy by the Lender hereunder shall not be deemed a waiver thereof.

[Signature page follows]

The Borrower has caused this Note to be executed in its name by its duly authorized officer as of the date first written above.

FBRED-C FEEDER REIT TRUST

By:
Name:
Title:

[Signature Page to Revolving Intercompany
Note of FBRED-C Feeder REIT Trust]

REVOLVING INTERCOMPANY NOTE SCHEDULE

Loan Advances and Payments

Date	Amount of Advance	Principal Paid or Prepaid	Amount of Interest Paid	Amount of Unpaid Principal	Notation Made By

Exhibit A

Form of Borrowing Notice

To:      [ ]

[Date]

Ladies and Gentlemen:

Reference is made to the Revolving Intercompany Note, dated as of [____], 2025 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Note”), made by FBRED-C Feeder REIT Trust (the “Borrower”) in favor of Franklin BSP Real Estate Debt Cayman Access Fund (FBRED-C), L.P. (the “Lender”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Note.

The Borrower hereby requests an Advance under the Note to be made on the terms set forth below:

(A)	Date of Borrowing
(which is a Business Day):

(B)	Principal amount:

The Borrower hereby represents and warrants to the Lender that, on the date of this Borrowing Notice and on the date the related Advance is made, (a) no Event of Default has occurred and is continuing or will result from the making of such Advance and (b) all representations and warranties in the Note are true and correct in all material respects.

FBRED-C Feeder REIT Trust

By:
Name:
Title:

A-1